Exhibit 99.1
GLG PARTNERS TO ACCESS PUBLIC MARKETS
THROUGH REVERSE ACQUISITION
Transaction is a Key Strategic Step in Building GLG’s Global Business
LONDON, June 25, 2007 — GLG Partners (“GLG”), a leading alternative asset manager with gross assets under management of over $20 billion, today announces that it plans to access the public markets through a reverse acquisition transaction with Freedom Acquisition Holdings, Inc. (“Freedom”) (AMEX: FRH). This transaction values GLG at approximately $3.4 billion based on Freedom’s closing price on June 22, 2007, and has been unanimously approved by the board of Freedom.
Under the terms of the agreement, the owners of GLG will receive from Freedom $1 billion in cash and 230 million shares of Freedom common stock on a fully diluted basis. The transaction is subject to Freedom shareholder approval, regulatory approval and other customary closing conditions. Assuming these conditions are met, GLG anticipates completing the transaction early in the fourth quarter of this year.
The combined company will be named GLG Partners, Inc. Shares of the combined company are expected to trade on the New York Stock Exchange under the ticker symbol “GLG” upon consummation of the transaction. GLG will also explore the merits of a dual listing in Europe. Based on the closing price of Freedom’s shares on Friday, June 22, 2007, Freedom’s shareholders will own approximately 28 percent and current GLG equity holders will own approximately 72 percent of the combined company’s shares on a fully diluted basis. Upon completion of the transaction, GLG’s equity holders have committed to reinvest approximately 50% of their after tax cash proceeds into GLG’s funds at full fees.
GLG is the largest independent alternative investment manager in Europe and the eleventh largest alternative asset manager in the world. GLG has built a highly scalable investment platform, infrastructure and support system, which represents a combination of world-class investment talent, cutting-edge technology and rigorous controls and risk management. GLG manages over 40 funds, as well as managed accounts for high net worth individuals and institutions, using both alternative and long only strategies and products. These strategies and products have generated substantial absolute returns since inception, during periods of both supportive and difficult market conditions.

“This strategic transaction is an important step in building GLG’s global business, affording us the opportunity to increase brand awareness and expand in major targeted markets, including the US, Middle East and Asia,” said Noam Gottesman, Founder, Managing Director and Co-CEO of GLG. “Accessing the public markets through Freedom allows GLG to take full advantage of our highly scalable infrastructure as well as our recent growth and track record of success to expand our client relationships and distribution capabilities. In addition it will provide us with a publicly traded equity currency with which to compete for, retain and incentivize the most talented and sought after professionals in our industry and pursue our growth strategies.”
“GLG is one of the world’s most successful multi-strategy asset managers with an experienced team of highly-regarded investment professionals and a long history of strong and sustained investment performance,” said Martin E. Franklin, Chairman of Freedom.
“GLG’s highly scalable asset management platform represents an excellent investment opportunity for our shareholders. We look forward to working with the management team of GLG as they continue to grow the company’s business and expand into the US and other dynamic global markets,” added Nicolas Berggruen, President and CEO of Freedom.
Upon consummation of the acquisition, Noam Gottesman will become Chairman of the Board and Co-CEO of the combined company. Emmanuel Roman, currently Managing Director and Co-CEO of GLG, will become Co-CEO of the combined company. The board of directors of the combined company will be Noam Gottesman and Emmanuel Roman of GLG; Nicolas Berggruen, President and CEO of Freedom and founder of Berggruen Holdings; Martin E. Franklin, Chairman of Freedom and Chairman and CEO of Jarden Corporation; James N. Hauslein, a director of Freedom and former Chairman of Sunglass Hut International, Inc.; William P. Lauder, a director of Freedom and President and CEO of The Estée Lauder Companies, Inc.; Paul Myners, Chairman of Land Securities Group plc; Ian Ashken, Chief Financial Officer of Jarden Corporation; and Peter Weinberg, Partner of Perella Weinberg Partners. Further board appointments will be made in due course. Noam Gottesman, Pierre Lagrange and Emmanuel Roman will continue as Managing Directors of GLG.
“GLG has built an experienced and highly-regarded team of investment professionals representing decades of experience in the alternative asset management industry,” said Pierre Lagrange, Founder and Managing Director of GLG.
“The combined company will build on Freedom’s existing shareholder base and leverage the deep experience of its founders. With their support, and expanded access to the capital markets, we look forward to building our global brand, extending our strong investment track record, expanding our investment products and strategies, and leveraging on our success in Europe and the UK to penetrate other major markets” said Emmanuel Roman, Co-CEO and Managing Director of GLG.
In order to finance the acquisition of GLG, Freedom will use the proceeds from its initial public offering and borrow the balance (up to $570 million) from a committed third party lender to obtain the $1 billion of cash necessary to pay the cash portion of the purchase price. In addition, Freedom and its subsidiaries will issue 230 million shares of common stock on a fully diluted basis valued at $2.4 billion (based on the closing price of Freedom’s shares on Friday, June 22, 2007) to the GLG equity holders.
Certain additional information, including historical financial information and data on GLG such as assets under management (AUM) and AUM growth rates, will be contained in a management presentation which will be made public and filed by Freedom with the Securities and Exchange Commission today.
Perella Weinberg Partners is serving as financial advisor to GLG and Citi is serving as financial advisor to Freedom. Chadbourne & Parke LLP is serving as legal counsel to GLG and Greenberg Traurig PA is serving as legal counsel to Freedom.
Istithmar and Sal. Oppenheim Acquire Strategic Interests in GLG
GLG confirms today that Istithmar and Sal. Oppenheim have each entered into agreements to acquire 3% ownership positions in GLG and to invest into various GLG managed funds. These transactions are expected to close in July 2007.
Istithmar, an investment vehicle of the Government of Dubai in the United Arab Emirates, was established in 2003. Istithmar is headquartered in Dubai, with offices in Shanghai and New York.
Founded in 1789 and based in Cologne, Sal. Oppenheim is one of Europe’s leading private banks with approximately €138 billion in assets under management.
Both Istithmar and Sal. Oppenheim have purchased their ownership interests from a former principal of GLG.
Commenting on these strategic investments Noam Gottesman said “We welcome these two experienced and highly respected world-class investors. In addition to their ownership interests, Istithmar and Sal. Oppenheim will help to support the further development and expansion of our business in the Middle East and Europe.”

Investor/Analyst Conference Call and Webcast
GLG will be hosting a conference call for investors and analysts at 13.30 GMT / 08.30 EST. The dial in details are: +44 (0) 20 7162 0125 or +1 334 323 6203. To access a webcast of the conference call, please register via GLG’s website www.glgpartners.com.
About GLG
GLG, the largest independent alternative asset manager in Europe and the eleventh largest globally, offers its base of long-standing prestigious clients a diverse range of investment products and account management services. GLG’s focus is on preserving client’s capital and achieving consistent, superior absolute returns with low volatility and low correlations to both the equity and fixed income markets. Since its inception in 1995, GLG has built on the roots of its founders in the private wealth management industry to develop into one of the world’s largest and most recognized alternative investment managers, while maintaining its tradition of client-focused product development and customer service. As of the opening of trading on June 1, 2007, GLG managed gross AUM of over $20 billion.
About Freedom
Freedom is a blank check company incorporated in Delaware in 2006 to effect a merger, stock exchange, asset acquisition, reorganization or similar business combination with an operating business or businesses which it believes has significant growth potential. Freedom consummated its initial public offering on December 28, 2006.
Additional Information
Freedom intends to file with the U.S. Securities and Exchange Commission (SEC) a preliminary proxy statement in connection with the proposed acquisition and to mail a definitive proxy statement and other relevant documents to Freedom stockholders. Stockholders of Freedom and other interested persons are advised to read, when available, Freedom’s preliminary proxy statement, and amendments thereto, and definitive proxy statement in connection with Freedom’s solicitation of proxies for the special meeting to be held to approve the acquisition because these proxy statements will contain important information about GLG, Freedom and the proposed acquisition. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the acquisition. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Freedom Acquisition Holdings, Inc., 1114 Avenue of the Americas, 41st floor, New York, New York 10036, telephone (212) 380-2230.

Freedom and its directors and Chief Executive Officer may be deemed participants in the solicitation of proxies from Freedom’s stockholders. A list of the names of those directors and the Chief Executive Officer and descriptions of their interests in Freedom is contained in Freedom’s prospectus dated December 21, 2006, which is filed with the SEC, and will also be contained in Freedom’s proxy statement when it becomes available. Freedom’s stockholders may obtain additional information about the interests of its directors and Chief Executive Officer in the acquisition by reading Freedom’s proxy statement when it becomes available.
Nothing in this press release should be construed as, or is intended to be, a solicitation for or an offer to provide investment advisory services.
Forward-looking Statements
This press release contains statements relating to future results of GLG and Freedom (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. For GLG, these risks and uncertainties include, but are not limited to: market conditions for GLG managed investment funds, performance of GLG managed investment funds and the related impact on revenue and fund inflows/outflows, operational risk, and risks related to the use of leverage, the use of derivatives, interest rates and currency fluctuations. For Freedom, factors include, but are not limited to: the successful combination of Freedom with GLG’s business, Freedom’s inability to obtain additional financing to complete the transaction, and the limited liquidity and trading of its securities. Additional information on these and other factors that may cause actual results and Freedom’s performance to differ materially is included in the Freedom’s periodic reports filed with the SEC, including but not limited to Freedom’s Form 10-K for the year ended December 31, 2006 and subsequent Form 10-Q. Copies may be obtained by contacting Freedom or the SEC. Freedom and GLG caution readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Freedom and GLG do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstance on which any such statement is based. These forward-looking statements are made only as of the date hereof, and Freedom and GLG undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:
Investors/analysts:

GLG:	Simon White
Chief Financial Officer
+44 (0)20 7016 7000
simon.white@glgpartners.com

Michael Hodes
Acting Director of Investor Relations
+ 44 (0)20 7016 7000 / + 1 212 224 7200
michael.hodes@glgpartners.com

Freedom (in US):	Martin E. Franklin
Chairman
+ 1 914 967 9400

Freedom (in Europe):	Nicolas Berggruen
President and CEO
+ 44(0) 20 7861 0985

Media:

Finsbury:	Rupert Younger/Amanda Lee
+44 (0)20 7251 3801
rupert.younger@finsbury.com
amanda.lee@finsbury.com

Andy Merrill
+ 1 212 303 7600
andy.merrill@finsbury.com